Press Release issued by Registrant, dated
                    March 10, 2000



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CONTACT

Edward Wong, Financial Controller
011-852-2810-7205 or fc@chrb.com

FOR IMMEDIATE RELEASE


                        CHINA RESOURCES DEVELOPMENT, INC.
                        ANNOUNCES CORPORATE RESTRUCTURING

HONG KONG, March 10, 2000 - CHINA RESOURCES DEVELOPMENT, INC. (NASDAQ: CHRB), a Nevada corporation based in the People's Republic of China (PRC), today announced the completion of a corporate restructuring of its 61%-owned operating subsidiary, Hainan Zhongwei Agricultural Resources Company Limited ("HARC"), designed to cease the operations of its two primary businesses, the marketing and distribution of natural rubber and liquid latex and the procurement of production materials, supplies and other agricultural products.

On March 3, 2000, HARC entered into an agreement with the General Bureau of Hainan State Farms of the PRC (the "Farming Bureau"), which owns a 39% interest in HARC, by which the Farming Bureau purchased assets and assumed liabilities related to the ceased businesses, effective as of January 1, 2000. The Company will file a report on Form 8-K no later than March 18, 2000, to more fully report the transaction with the Farming Bureau.

The performance of the natural rubber distribution business and the materials and supplies procurement business has been unsatisfactory for some time, with substantial reported losses following the occurrence of the Asian financial crisis. It is estimated that the poor operating environment of these businesses will persist for the foreseeable future. Accordingly, the Company's Board of Director is of the opinion that it is in the best interest of the Company to cease the operations of these two businesses.

The Company expects that this restructuring plan will:

o Reduce selling and administrative expenses as the two businesses are ceased;

o Improve operating and management efficiency as non-profitable assets are sold, allowing management to focus on exploring other investment opportunities.


David Ching, the Chairman of the Board of China Resources Development, Inc., commented that "the Company faces extremely difficult market conditions for its natural rubber distribution business and its procurement business, and losses have been reported since 1998. The Company's management expects that the Company will also report an operating loss for fiscal year 1999. It is therefore in the Company's best interest to cease these businesses. Our management is actively looking for other business opportunities in a prudent manner. We shall also look at ways to improve the efficiency of the Company's existing operations."

Because of the complex auditing process that the Company's auditors (Ernst and Young - Hong Kong) must undertake, which includes the conversion of the year's financial results from Chinese accounting standards to U.S. GAAP (Generally Accepted Accounting Principles), in addition to the necessity of



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preparing a comprehensive Form 10-K for filing with the Securities and Exchange
Commission, the Company expects that the entire legally allotted time for reporting its results will be required.

China Resources Development, Inc., with offices in Hong Kong and the Hainan Province of the PRC, through a subsidiary, has owned a 61% interest in HARC. HARC has been engaged in the businesses of marketing and distributing dry, natural rubber and liquid latex, and procuring production materials, supplies and other agricultural products. The Hainan Province supplies approximately 60% of the PRC's natural rubber production.

Except for the historical information in this press release, it includes forward-looking statements that involve risks and uncertainties, including but not limited to, the impact of weather, competitive pressures from within the natural rubber industry, quarterly fluctuations in results, dividend income receivable, the management of growth, market dynamics and other risks detailed from time to time in the Company's Securities and Exchange Commission filings. Although the Company's management believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct.

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